Exhibit 99.1

EXL REPORTS 2025 FOURTH QUARTER AND YEAR-END RESULTS; ISSUES 2026 GUIDANCE

2025 Fourth Quarter Revenue of $542.6 Million, up 12.7% year-over-year
Q4 Diluted EPS (GAAP) of $0.38, up 21.8% from $0.31 in Q4 of 2024
Q4 Adjusted Diluted EPS (Non-GAAP) (1) of $0.50, up 15.0% from $0.44 in Q4 of 2024

2025 Revenue of $2.09 Billion, up 13.6% year-over-year
2025 Diluted EPS (GAAP) of $1.54, up 28.0% from $1.21 in 2024
2025 Adjusted Diluted EPS (Non-GAAP) (1) of $1.95, up 18.0% from $1.65 in 2024

NEW YORK – February 24, 2026 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter and full year ended December 31, 2025.

Chairman and Chief Executive Officer Rohit Kapoor said, “I am pleased to report another strong quarter as we delivered revenue growth of 12.7% and increased our adjusted diluted EPS by 15.0% year-over-year. Our sustained double-digit growth demonstrates the strength of our competitive position as a global data and AI company. EXL’s recognized industry expertise and leadership in embedding AI in our clients’ businesses are resonating strongly with the market and fueling our growth with new and existing clients. Our investments in building innovative data and AI services and solutions, growing our partner ecosystem, and cultivating AI-native talent are driving our growth momentum and creating differentiated outcomes for our clients.”

Chief Financial Officer Maurizio Nicolelli said, “We closed 2025 with robust growth across our business segments, a formidable balance sheet and strong free cash flow. For the full year 2026, we expect revenue to be in the range of $2.275 billion to $2.315 billion, reflecting year-over-year growth of 9% to 11% on both a reported and constant currency basis. We expect adjusted diluted EPS to be in the range of $2.14 to $2.19, representing a 10% to 12% increase over 2025.”

“Our Board of Directors authorized a $500 million common stock repurchase program, effective February 28, 2026, for a two-year period, in line with our capital allocation strategy. This new authorization of $500 million represents confidence in our ability to continue our growth trajectory and generate significant free cash flow.”

__________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Fourth Quarter 2025

•Revenue for the quarter ended December 31, 2025, increased to $542.6 million compared to $481.4 million for the fourth quarter of 2024, an increase of 12.7% on a reported basis and 12.6% on a constant currency basis. Revenue increased by 2.5% sequentially, both on a reported basis and on a constant currency basis, from the third quarter of 2025.

	Revenue			Gross Margin
	Three months ended			Three months ended
	December 31, 2025	December 31, 2024	September 30, 2025	December 31, 2025	December 31, 2024	September 30, 2025
Reportable Segments (1)

	(dollars in millions)
Insurance	$185.8	$173.3	$180.5	36.5%	37.1%	36.6%
Healthcare and Life Sciences	142.2	112.7	135.3	44.0%	43.0%	43.0%
Banking, Capital Markets and Diversified Industries	122.6	110.6	121.0	38.8%	37.2%	38.3%
International Growth Markets	92.0	84.8	92.8	34.3%	34.8%	35.8%
Revenues, net	$542.6	$481.4	$529.6	38.6%	38.1%	38.5%
(1) In the first quarter of 2025, the Company implemented operational and structural changes to accelerate the execution of its data and AI strategy. Under the new structure, beginning with the three months ended March 31, 2025, the Company reports its financial performance based on new segments presented in the table above. In conjunction with the new reporting structure, the Company has recast prior period amounts, wherever applicable, to conform to the way the Company internally manages and monitors segment performance.

•Operating income margin for the quarter ended December 31, 2025 was 14.4%, compared to 14.8% for the fourth quarter of 2024 and 14.4% for the third quarter of 2025. Adjusted operating income margin for the quarter ended December 31, 2025 was 18.8%, consistent with the fourth quarter of 2024 and 19.4% for the third quarter of 2025.

•Diluted earnings per share for the quarter ended December 31, 2025 was $0.38, compared to $0.31 for the fourth quarter of 2024 and $0.36 for the third quarter of 2025. Adjusted diluted earnings per share for the quarter ended December 31, 2025 was $0.50, compared to $0.44 for the fourth quarter of 2024 and $0.48 for the third quarter of 2025.

Financial Highlights: Full Year 2025

•Revenue for the year ended December 31, 2025, increased to $2.09 billion compared to $1.84 billion for the year ended December 31, 2024, an increase of 13.6%, both on a reported basis and on a constant currency basis.

	Revenue		Gross Margin
	Year ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reportable Segments (1)

	(dollars in millions)
Insurance	$710.6	$656.4	36.1%	35.3%
Healthcare and Life Sciences	532.5	430.7	43.6%	43.6%
Banking, Capital Markets and Diversified Industries	482.4	426.7	38.1%	37.1%
International Growth Markets	362.2	324.6	35.5%	35.1%
Revenues, net	$2,087.7	$1,838.4	38.4%	37.6%
(1) In the first quarter of 2025, the Company implemented operational and structural changes to accelerate the execution of its data and AI strategy. Under the new structure, beginning with the three months ended March 31, 2025, the Company reports its financial performance based on new segments presented in the table above. In conjunction with the new reporting structure, the Company has recast prior period amounts, wherever applicable, to conform to the way the Company internally manages and monitors segment performance.

•Operating income margin for the year ended December 31, 2025 was 15.0%, compared to 14.3% for the year ended December 31, 2024. Adjusted operating income margin for the year ended December 31, 2025 was 19.5%, compared to 19.4% for the year ended December 31, 2024.

•Diluted earnings per share for the year ended December 31, 2025 was $1.54, compared to $1.21 for the year ended December 31, 2024. Adjusted diluted earnings per share for the year ended December 31, 2025 was $1.95, compared to $1.65 for the year ended December 31, 2024.

Business Highlights: Fourth Quarter 2025

•Won 21 new clients in the fourth quarter of 2025 and 65 new clients for the full year 2025.
•Unveiled EXLdata.ai, a first-of-its-kind agentic AI-native suite of data solutions to solve enterprises’ biggest challenges in making data ready for AI.
•Announced a collaboration with the Insurance Council of Australia and Shift to build insurance fraud detection and investigations platform.
•Named a Leader in the following ISG Provider Lens reports: ISG Provider Lens® Generative AI Services (Global); ISG Provider Lens™ Healthcare Digital Services (US 2025 Study) and ISG Provider Lens™ Insurance Services (Global, leader in 5 quadrants).
•Secured a Great Place to Work® Certification™ in India and Philippines for 2025.

2026 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 90.0, U.K. pound sterling to U.S. dollar exchange rate of 1.34, U.S. dollar to the Philippine peso exchange rate of 59.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2026:

•Revenue of $2.275 billion to $2.315 billion, representing an increase of 9% to 11% on both a reported and constant currency basis from 2025.

•Adjusted diluted earnings per share of $2.14 to $2.19, representing an increase of 10% to 12% from 2025.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, February 25, 2026, at 10:00 A.M. ET to discuss the Company’s fourth quarter and year-end operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare and life sciences, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have over 65,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demands by our selling cycles, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, and risks related to the international nature of our business and other factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amount and share count)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2025	2024	2025	2024
Revenues, net	$2,087,679	$1,838,372	$542,615	$481,426
Cost of revenues (1)	1,286,603	1,147,359	332,977	298,023
Gross profit (1)	801,076	691,013	209,638	183,403
Operating expenses:
General and administrative expenses	255,308	225,672	70,091	58,477
Selling and marketing expenses	172,934	146,502	45,180	37,520
Depreciation and amortization expense	59,084	55,219	16,344	16,164
Total operating expenses	487,326	427,393	131,615	112,161
Income from operations	313,750	263,620	78,023	71,242
Foreign exchange gain, net	2,859	891	469	218
Interest expense	(17,611)	(19,256)	(4,262)	(5,111)
Other income, net	16,054	16,092	1,221	4,216
Income before income tax expense and earnings from equity affiliates	315,052	261,347	75,451	70,565
Income tax expense	63,728	62,936	15,230	19,850
Income before earnings from equity affiliates	251,324	198,411	60,221	50,715
Gain/(loss) from equity-method investment	(305)	(114)	25	(43)
Net income	$251,019	$198,297	$60,246	$50,672
Earnings per share:
Basic	$1.56	$1.22	$0.38	$0.31
Diluted	$1.54	$1.21	$0.38	$0.31
Weighted average number of shares used in computing earnings per share:
Basic	161,028,312	162,718,840	158,254,273	161,292,473
Diluted	162,481,586	164,321,656	159,513,668	163,436,793

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amount and share count)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$146,326	$153,355
Short-term investments	182,041	187,223
Restricted cash	12,392	9,972
Accounts receivable, net	343,105	304,322
Other current assets	146,093	140,317
Total current assets	829,957	795,189
Property and equipment, net	111,821	101,837
Operating lease right-of-use assets	97,411	68,784
Restricted cash	7,251	8,071
Deferred tax assets, net	129,968	104,747
Goodwill	419,654	420,387
Other intangible assets, net	36,204	49,331
Long-term investments	8,198	13,972
Other assets	61,771	56,085
Total assets	$1,702,235	$1,618,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,753	$5,884
Current portion of long-term borrowings	4,886	4,886
Deferred revenue	15,356	19,264
Accrued employee costs	146,775	129,994
Accrued expenses and other current liabilities	135,498	113,597
Current portion of operating lease liabilities	16,857	16,491
Total current liabilities	324,125	290,116
Long-term borrowings, less current portion	293,712	283,598
Operating lease liabilities, less current portion	88,167	59,851
Deferred tax liabilities, net	2,125	1,403
Other non-current liabilities	81,401	53,573
Total liabilities	789,530	688,541
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 208,855,566 shares issued and 156,430,028 shares outstanding as of December 31, 2025 and 206,510,587 shares issued and 161,801,212 shares outstanding as of December 31, 2024	209	206
Additional paid-in capital	677,562	588,583
Retained earnings	1,532,979	1,281,960
Accumulated other comprehensive loss	(180,727)	(154,722)
Total including shares held in treasury	2,030,023	1,716,027
Less: 52,425,538 shares as of December 31, 2025 and 44,709,375 shares as of December 31, 2024, held in treasury, at cost	(1,117,318)	(786,165)
Total stockholders’ equity	912,705	929,862
Total liabilities and stockholders’ equity	$1,702,235	$1,618,403

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for restructuring and litigation settlement matters, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

EXL provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's underlying business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period. Foreign currency translation impacted revenue growth, primarily driven by movements in the U.S. dollar against the Indian rupee (INR), the U.K. pound sterling (GBP), and Australian dollar (AUD).

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2025 and 2024, the three months ended December 31, 2025 and 2024 and the three months ended September 30, 2025:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2025	2024	2025	2024	2025
Net income (GAAP)	$251,019	$198,297	$60,246	$50,672	$58,161
add: Income tax expense	63,728	62,936	15,230	19,850	16,456
add/(subtract): Foreign exchange (gain), net, interest expense, loss/(gain) from equity-method investment and other loss/(income), net	(997)	2,387	2,547	720	1,557
Income from operations (GAAP)	$313,750	$263,620	$78,023	$71,242	$76,174
add: Stock-based compensation expense	79,469	72,658	20,751	15,479	23,139
add: Amortization of acquisition-related intangibles	13,140	13,630	3,307	4,024	3,310
add: Restructuring and litigation settlement costs (a)	—	6,174	—	—	—
Adjusted operating income (Non-GAAP)	$406,359	$356,082	$102,081	$90,745	$102,623
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.5%	19.4%	18.8%	18.8%	19.4%
add: Depreciation on long-lived assets	45,944	41,589	13,037	12,140	11,818
Adjusted EBITDA (Non-GAAP)	$452,303	$397,671	$115,118	$102,885	$114,441
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.7%	21.6%	21.2%	21.4%	21.6%

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the year ended December 31, 2024.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share amount)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2025	2024	2025	2024	2025
Net income (GAAP)	$251,019	$198,297	$60,246	$50,672	$58,161
add: Stock-based compensation expense	79,469	72,658	20,751	15,479	23,139
add: Amortization of acquisition-related intangibles	13,140	13,630	3,307	4,024	3,310
add: Restructuring and litigation settlement costs (a)	—	6,174	—	—	—
add/(subtract): Changes in fair value of contingent consideration	2,300	(589)	2,300	—	—
add: Other tax expenses (b)	267	3,817	267	3,817	—
subtract: Acquisition-related adjustments	(945)	—	—	—	—
subtract: Tax impact on stock-based compensation expense (c)	(24,997)	(17,576)	(5,895)	(1,769)	(5,786)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,313)	(3,318)	(892)	(921)	(814)
add/(subtract): Tax impact on restructuring and litigation settlement costs	—	(1,540)	—	48	—
add/(subtract): Tax impact on changes in fair value of contingent consideration	—	146	—	(5)	—
Adjusted net income (Non-GAAP)	$316,940	$271,699	$80,084	$71,345	$78,010
Adjusted diluted earnings per share (Non-GAAP)	$1.95	$1.65	$0.50	$0.44	$0.48

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the year ended December 31, 2024.

(b) To exclude tax expenses related to certain deferred tax assets and liabilities.

(c) Tax impact includes $15,930 and $9,714 for the year ended December 31, 2025 and 2024 respectively, $1,138 and $500 for the three months ended December 31, 2025 and 2024 respectively, and $64 for the three months ended September 30, 2025 related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
Andrew Thut
Senior Vice President, Investor Relations
+1 617 413 0069
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com